UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 21, 2017
Date of Report (Date of earliest event reported)

Windtree Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Windtree Therapeutics, Inc. (the “Company”) announced that it filed a Certificate of Amendment (“Amendment”) to its Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”) (i) to effect a share consolidation, or reverse split, of the common stock, par value $0.001 per share of the Company (“Common Stock”) at a ratio of 1 share of Common Stock for each 20 shares of Common Stock (the “Reverse Split”), (ii) following implementation of the Reverse Split, to retain the number of authorized shares of Common Stock under the Certificate of Incorporation at 120 million shares, and (iii) to provide that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a breach of fiduciary duty owed by any of the Company’s directors or officers to the Company or its stockholders, (c) any action asserting a claim against the Company arising pursuant to any provision of the Delaware General Corporate Law, the Certificate of Incorporation or the Company’s amended and restated by-laws; or (d) any action asserting a claim against the Company that is governed by the internal affairs doctrine.  The Amendment was filed on December 11, 2017, and will be effective at 12:01 a.m. December 22, 2017 (the “Effective Time”).

At the Effective Time, immediately and without further action by the Company’s stockholders, every 20 shares of the Company’s Common Stock issued and outstanding immediately prior to the Effective Time will automatically be converted into one share of Common Stock.  Further, any warrants, options, restricted stock units, preferred stock and other rights outstanding as of the Effective Time that are subject to adjustment in the event if a corporate transaction will be adjusted in accordance with the terms thereof.  These adjustments may include, without limitation, changes to the number of shares of Common Stock that may be obtained upon exercise or conversion of these securities, and changes to the applicable exercise or purchase price.

The form of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

Reference is made to the description of the Amendment in Item 5.03 above.  On December 21, 2017, the Company issued a press release announcing the Amendment and the terms of the Reverse Stock Split.  The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Amendment was approved by an action of the majority stockholder of the Company by written consent without a meeting of stockholders dated as of November 13, 2107 (the “Written Consent”).  The Company’s Board of Directors ratified and approved the proposals relating to the Amendment included in the Written Consent on December 7, 2017, effective on December 22, 2017.

In addition to the Amendment, the Written Consent also included an action to ratify a previous action of the Board adopted and approved on October 25, 2017 to increase the number of shares available for issuance under the Company’s Amended and Restated 2011 Long-Term Incentive Plan (the “Restated 2011 Plan”) by 35 million shares, thereby increasing the total shares authorized for issuance under the Restated 2011 Plan from 2,728,572 shares to 37,728,572 shares.

For further information about the proposals included in the Written Consent, please refer to the Company’s Notice of Stockholder Action by Written Consent as filed with the SEC on December 1, 2017 and deemed filed effective December 4, 2017 (the “Information Statement”).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as Amended, of Windtree Therapeutics, Inc., effective 12:01 a.m. on December 22, 2017.

99.1	Press release dated December 21, 2017.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development, cash flows, future revenues, the timing of planned clinical trials or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.  Any forward-looking statement made by the Company in this Current Report on Form 8-K is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Windtree Therapeutics, Inc.

By:	/s/ Craig Fraser
Craig Fraser
President and Chief Executive Officer

Date:  December 21, 2017